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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of W.H. Brady Co. on Form S-3 of our reports dated September 12, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of W.H. Brady Co. for the year ended July 31, 1995.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
October 13, 1995